6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
Telephone 443-285-5400
Facsimile 443-285-7650
www.copt.com
NYSE: OFC

NEWS RELEASE

FOR IMMEDIATE RELEASE	IR Contacts:
	Stephanie Krewson-Kelly	Michelle Layne
	443-285-5453	443-285-5452
	stephanie.kelly@copt.com	michelle.layne@copt.com

COPT Appoints Todd Hartman as Chief Operating Officer

COLUMBIA, MD November 23, 2020 — Corporate Office Properties Trust (“COPT” or the “Company”) (NYSE:OFC) announces the appointment of Todd Hartman as Executive Vice President and Chief Operating Officer, effective November 30, 2020. Mr. Hartman is an established commercial real estate executive with over 25 years of experience in asset management, property management and leasing, corporate operations, and corporate strategy.

Prior to joining COPT, he served a decade as Senior Vice President of Ivanhoe Cambridge US’s Western Region, a seven million square foot portfolio that spans Seattle, Los Angeles, Denver, and Chicago, where he was principally responsible for investment life-cycle value creation in a premier portfolio of office assets. Mr. Hartman also served as COO of the Broe Real Estate Group and as Vice President of National Operations at Trizec Properties, Inc.

Stephen E. Budorick, COPT’s President and CEO, commented “Todd has a proven track record of success in managing large portfolios across multiple markets to create value for stakeholders. His strong leadership skills and deep experience at both the property and corporate levels make him an ideal fit for our Company.”

In his new capacity, Mr. Hartman will manage the overall operations of the Company including asset management and leasing, property management, government services, and commercial development. His responsibilities will also include developing and executing strategies to expand the Company’s investment opportunities, predominantly regarding new development at existing Defense/IT Locations.

Mr. Hartman received his Masters of Business Administration and a Bachelor’s degree in Engineering from The Ohio State University. For additional information, please see Mr. Hartman’s biography on the Company website at investors.copt.com.

About COPT
COPT is a REIT that owns, manages, leases, develops and selectively acquires office and data center properties. The majority of its portfolio is in locations that support the United States Government and its contractors, most of whom are engaged in national security, defense and information technology (“IT”) related activities servicing what it believes are growing, durable, priority missions (“Defense/IT

Locations”). The Company also owns a portfolio of office properties located in select urban/urban-like submarkets in the Greater Washington, DC/Baltimore region with durable Class-A office fundamentals and characteristics (“Regional Office Properties”). As of September 30, 2020, the Company derived 88% of its core portfolio annualized rental revenue from Defense/IT Locations and 12% from its Regional Office Properties. As of the same date and including 15 properties owned through unconsolidated joint ventures, COPT’s core portfolio of 174 office and data center shell properties encompassed 20.2 million square feet and was 94.6% leased; the Company also owned one wholesale data center with a critical load of 19.25 megawatts that was 86.7% leased.

Forward-Looking Information
This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Although the Company believes that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, the Company can give no assurance that these expectations, estimates and projections will be achieved. Future events and actual results may differ materially from those discussed in the forward-looking statements and the Company undertakes no obligation to update or supplement any forward-looking statements.

The areas of risk that may affect these expectations, estimates and projections include, but are not limited to, those risks described in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and subsequent Quarterly Reports on Form 10-Q.